UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2011

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a — 12 under the Exchange Act (17 CFR 240.14a — 12)

☐            Pre-commencement communications pursuant to Rule 14d — 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐            Pre-commencement communications pursuant to Rule 13e — 4(c) under the Exchange Act (17 CFR 240.13e — 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The ServiceMaster Company (“ServiceMaster” or the “Company”) announces that Steven J. Martin, our Senior Vice President and Chief Financial Officer, has resigned from the Company.  The effective date for Mr. Martin’s resignation as Senior Vice President and Chief Financial Officer was April 29, 2011 (the “Effective Date”).  He will remain employed with the Company in a non-executive officer capacity until May 15, 2011 to assist with transition matters.

ServiceMaster also announces that David W. Martin was appointed to the role of Interim Chief Financial Officer, as of the Effective Date.  Pursuant to an offer letter (the “Offer Letter”), in connection with such appointment he will receive, in addition to his current salary, an additional $10,000 per month during his tenure in his interim role, and is guaranteed a minimum of $70,000 in additional salary for performing such interim duties.  Mr. Martin will also receive an increase in his bonus target under the 2011 Annual Bonus Plan to 65% from 50% of his annual salary during his tenure in his interim role, with a minimum incremental bonus award of $50,000.  He also is expected to be granted a stock option award of 20,000 options under the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the “MSIP”), such options to vest ratably over four years.  Our Board of Directors approved the terms of the Offer Letter.  The above description of the Offer Letter is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which we will file no later than as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

David W. Martin, 46, has served as our Senior Vice President & Controller since November 2007 and our Chief Accounting Officer since November 2010.  Prior to assuming such roles, Mr. Martin served as Vice President and Chief Financial Officer of our Terminix segment from March 2006 to October 2007.

On April 29, 2011, we entered into a Separation Agreement And General Release with Steven J. Martin (the “Separation Agreement”).  Under the Separation Agreement, Mr. Martin will receive: (1) aggregate cash payments of $1,035,621, subject to applicable payroll withholdings and other deductions, to be paid in 11 monthly installments of $74,968 through March 31, 2012, with a final payment of $210,973 on April 30, 2012; (2) $15,692 for unused, earned vacation days, to be paid on May 15, 2011 or the date of the Company’s next normal payroll date; and (3) consistent with the MSIP, the right to exercise any vested stock options for a period of three months after May 15, 2011.  Also pursuant to the Separation Agreement, Mr. Martin has agreed to a general release of claims with respect to ServiceMaster and its affiliates and is subject to customary restrictive covenants regarding non-competition, non-solicitation, non-disparagement and confidential information.  Our Board of Directors approved the terms of the Separation Agreement.

The above description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, which we will file no later than as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	THE SERVICEMASTER COMPANY

	By:	/s/ Greerson G. McMullen
Greerson G. McMullen
Senior Vice President, General Cousel, Government
Affairs and Secretary

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